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                                                                   Exhibit 10.46

                                OFFER TO LEASE

PREMISES       1.1     The undersigned

                                 CARETEL INC.

                       (hereinafter called the "Tenant")

               hereby offers to lease from

                                 GRADUATE HOLDINGS LIMITED
                                 and SAMUEL SARICK LIMITED

                       (hereinafter called the "Landlord")

through J.J. BARNICKE LIMITED, Real Estate Broker, those certain premises (hereinafter called the "Demised Premises") in the building known as 95 Barber Green Road, Suite 104 and 105, (the "Building"), together with any other buildings in the development (the "Complex") in the CITY OF NORTH YORK, PROVINCE OF ONTARIO, which demised premises are shown outlined in red on Schedule "A", hereto attached, and which Demised Premises contain an area not to exceed 3,150 square feet rentable.

TERM           2.   The Lease shall be for a period of five (5) years computed from the Lease Commencement Date (as hereinafter defined). The Lease Commencement Date shall be the latter of 1. The date of the Landlord's certificate specifying that Lease Commencement work (as defined in Schedule "B" attached hereto) has been substantially completed, or 2. January 1, 1995.

RENT 3.1 Yielding and Paying therefor yearly and every year during the Term hereby granted the following sum of lawful money of Canada as an annual minimum rental (the "Minimum Rental"), without deduction, abatement or set-off, together with additional rental reserved in the Lease:

               3.11 The Minimum Rental for the whole term shall be Twelve
                    Thousand six hundred ($12,600) plus G.S.T. per annum payable in equal consecutive monthly installments of One thousand and fifty dollars ($1,050) plus G.S.T., on the first day of each month during such Period, based on a rate of Four Dollars ($4.00) per square foot per annum.

               3.12 The rental area of the leased premises, and any other area of the building of which the leased premises forms a part, which is required to be measured for the purpose of any calculation pursuant to this Offer, and any lease shall be measured in accordance with the method set out in the Lease. The decision of the Landlord's architect shall be final and binding, and the rent and any other amounts payable by the Tenant to the Landlord shall be adjusted pursuant to such final area measurement, and shall be made retroactive to the commencement date.

RENTAL AND
SECURITY
DEPOSIT        4.   The Landlord acknowledges receipt of a deposit in the amount of $2,100 plus 7% G.S.T., representing two months Minimum Rent, of which the sum of $11,123.50 is to be applied against the last month's Minimum Rent when the same falls due and the remainder against the first month's Minimum Rent when the same falls due. In the event that this Offer is not accepted the deposit shall be returned to the Tenant without interest or deduction.

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               Not withstanding the above, the Tenant shall occupy the Leased
               Premises totally Rent Free from November 1, 1994 to December 1, 1994 (the "Rent Free Period").

RENEWAL 5. Landlord covenants with Tenant that if Tenant duly and regularly pays the rent and performs all of the covenants, provisos and agreements on the part of Tenant to be paid and performed in the Lease, and provided the Tenant is not then in default under the terms of the Lease, Landlord, at the expiration of the Term and upon Tenant's written request, mailed by registered post, return receipt requested, to, or delivered to, Landlord and received by Landlord at lease nine (9) months prior to the expiration of the Term, grant to Tenant a renewal lease of the Demised Premises on an "as is" basis for a further term of five (5) years upon the same terms and conditions except as to further renewal term and except to Minimum Rent, which Minimum Rent is to be the then fair market Minimum Rent on a net carefree basis (the "Renewal Minimum Rent") for the Demised Premises at the commencement of the renewal term. If the parties are unable to agree as to Renewal Minimum Rent, such Renewal Minimum Rent shall be determined by arbitration. It is agreed that whether such Renewal Minimum Rent is agreed upon or determined by arbitration, such Renewal Minimum Rent shall in no event provide for a Minimum Rent in an amount less than the Minimum Rent, for the last year of the Term. Pending agreement of the parties as to, or as to the determination by arbitration of the Renewal Minimum Rent, Tenant shall continue to pay the Minimum Rent for the last year of the Term, and upon agreement or determination by arbitration as aforesaid shall commence to pay the Renewal Minimum Rent retroactive to the commencement of the renewal term. Any underpayments by the Tenant shall be adjusted retroactive to the commencement of the renewal term.

COMMON
DRIVEWAY
AND
PARKING 6. The Tenant shall have the right at all times with others entitled thereto (subject to the right of the Landlord from time to time in its discretion to be reasonably exercised to designate those parts of the parking areas which are to be utilized by the Tenant) to use the common driveways and parking areas appurtenant thereto, provided that the Landlord shall have the right to make such changes, improvements or alterations as the Landlord may, from time to time, decide in respect of the common outside areas, including the right to change the location and layout of the parking areas.

IMPOSSIBILITY
OF
PERFORMANCE    7. It is understood and agreed that whenever and to the extent that Landlord shall be unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility or by the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfill such obligation, or by reason of any Statute, Law or Order in Council, or any regulation or Order passed or made pursuant thereto, or by reason of the Order or Direction of any Administrator, Comptroller, Board,
               Governmental Department or Office, or other authority required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, Landlord shall be relieved from the fulfillment of such obligation and Tenant shall not be entitled to compensation of any inconvenience, nuisance or discomfort thereby occasioned.

USE OF
PREMISES 8. The Demised Premises shall not be used for any purpose other than: offices and monitoring centre and electronic equipment maintenance.

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NET LEASE      9. It is the intention of this Offer to Lease that the Lease to be signed by Tenant shall be a net carefree Lease to Landlord and without limiting the generality of the foregoing, Tenant shall be required to pay the following charges and expenses in addition to Minimum Rent.

               a. all realty taxes and all other assessments and duties, including local improvements, levied against Tenant's leasehold improvements and the Demised Premises, including business taxes, capital taxes and value added taxes;

               b. it's proportionate share of all realty taxes, an all other assessments and duties, including local improvements, levied against the building, or the complex, if applicable, in which the Building forms a part and the lands adjacent thereto;

               c. all water, gas and electric rates, and insurance premiums with respect to the Demised Premises;

               d. its proportionate share of all costs with respect to the maintenance, operation, repair, replacement and upkeep of the Building, or the Complex, if applicable, in which the Building forms a part and the common areas including, without limiting the generality of the foregoing, all insurance placed from time to time by Landlord in connection therewith together with an administrative fee of fifteen percent of the aggregate of all such costs, described in this paragraph 10(d); and

               e. all charges for heating and air-conditioning the Demised Premises (charges will be prorated if the unit serves more than one premise).

REPAIR 10. Tenant covenants to repair the Demised Premises (reasonable wear and tear, damage by fire, lightning and tempest and repair to inherent structural defects in the Demised Premises not caused or contributed to by Tenant only excepted).

ASSIGNMENT
SUBLET 11. Tenant shall not assign the Lease or sublet or part with possession of all or part of the Demised Premises without the prior written consent of Landlord, which consent, subject to Landlord's right to terminate the Lease, shall not be unreasonably withheld. There shall be no change in the effective voting control of Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

SIGNS 12. The Landlord shall provide the Tenant with identification posted on any directory boards in the Building denoting tenancies. The Landlord will provide the Tenant with the Building standard suite number on or beside entrance doors. The Tenant may, upon receiving the Landlord's approval, such approval not unreasonably withheld, install an identification sign on or beside its entrance door provided no holes are drilled into the door. All further signage is subject to the Landlord's consent, which consent may be unreasonably withheld and subject to obtaining all municipal consents.

ALTERATIONS    13.1 Tenant shall not undertake any alterations in or to the
               Demised Premises or any part thereof without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld, provided any alterations shall be made by contractors approved by the Landlord and provided further that such consent may be withheld if Landlord has not received plans showing the proposed alterations and requisite permits authorizing such alterations. No alterations of a structural nature may be undertaken. Tenant shall forewith pay as additional rent, all fines, costs and expenses incurred by Landlord in connection with Tenant's failure to obtain all requisite permits.

               13.2 All Tenant's mechanical work to be done by Landlord's mechanical contractor at Landlord's expense as per Schedule "B".

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                    13.5  All electrical work that requires access into
                    Landlord's electrical room shall be completed by Landlord's electrician at Tenant's expense, provided such costs are competitive and the work is other than that outlined in Schedule "B".

WINDOW
COVERINGS           14.   In the event the Tenant chooses to place window
                    coverings upon the interior of the windows of the Demised
                    Premises, they shall be of such material and style as approved by Landlord for the entire Building. The window coverings installed shall remain the property of the Landlord.

STRUCTURAL
REPAIRS             15.   Landlord covenants during the Term of the Lease to
                    make structural repairs at his own expense save as otherwise provided, to the exterior walls, foundation and structure of the Building, or the Complex, if applicable, excluding the roof of the Building, or the Complex, if applicable, caused by structural defects or weaknesses. Provided, however, any structural damage caused or contributed by the misconduct or negligence of Tenant, its agents, servants, invitees or those for whom Tenant is at law responsible shall be repaired by Landlord at the expense of Tenant.

STANDARD LEASE
FORM                16.   Tenant and the Indemnifier, if any, shall execute and
                    Tenant shall deliver to Landlord within fifteen (15) days after receipt thereof by Tenant, Landlord's standard form of Lease incorporating the terms herein set forth subject to reasonable amendments proposed by the Tenant's solicitor.

LANDLORD'S
WORK 17.1 Landlord shall complete the work described in Schedule "B", attached hereto at Landlord's cost (Landlord's Work at Landlord's Cost).

                    17.4 The Tenant will not bring upon the Demised Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the Demised Premises, and that if any damage is caused to the Demised Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair the same or pay to the Landlord the cost of making good the same.

ROOF OPENING        18.   The Tenant shall not install any exhaust hood or
                    exhaust duct work through the roof of the Leased Premises or the Development. The Landlord will provide all openings on the roof of the Leased Premises and structural supports, in such locations as designated on the Tenant's Plans as approved by the Landlord for the purpose of the installation of the Tenant's heating, ventilation and air-conditioning system, all at tenant's sole cost and expense, without mark-up, but including any of the Landlord's engineering fees and costs.

ENTRY BY
LANDLORD            19.   The Tenant acknowledges the Landlord's advice that the
                    Landlord may be maintaining in and about the Demised Premises, utility meters, sprinkler lines and or riser stations, electrical and mechanical distribution installations which may be required in order to service not only the Demised Premises but other parts of the Building of which the Demised Premises form a part. In this regard, the Tenant agrees that it shall be lawful, for the Landlord and its agents to enter upon the Demised Premises in order to carry out such repairs to such installations as may be required and in order to facilitate the utilization of

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                    such installations for the benefit of tenants occupying
                    other portions of the building of which the demised premises form a part.

REGISTRATION        21. Tenant covenants and agrees not to register this Offer to Lease or notice thereof at any time and, if registered by Tenant for whatever reason, Landlord shall have the option to terminate the Agreement resulting from the acceptance of this Offer to Lease. Tenant shall not register the Lease.
                    However, Tenant may register a Notice of Lease for the purpose of registration, provided such Notice of Lease shall describe the parties, the Demised Premises, the Term of the Lease and any renewals. Such Notice of Lease shall be prepared by Tenant's solicitors, and shall be subject to the prior written approval of Landlord and its solicitors, at Tenant's expense and shall be registered at Tenant's expense.

NO
REPRESENTATION      22. It is agreed that there are no covenants,
                    representations, agreements, warranties or conditions in any way relating to the subject matter of the Offer to Lease, whether expressed or implied, collateral or otherwise, except those set forth herein.

NO
ASSIGNMENT
OF THIS
AGREEMENT           23. The Agreement resulting from the acceptance of this
                    Offer to Lease shall not be assigned by or otherwise transferred by Tenant.

TIME OF
ESSENCE             24. Time shall be of the essence.

LANDLORD'S
ACCEPTANCE          25. This Offer shall be irrevocable by Tenant and shall be open for acceptance by Landlord for two (2) days from the date of submission hereof, after which time, if not accepted, this offer shall be null and void and all monies paid hereunder shall be returned to the Tenant as aforesaid.

                    26. Schedules A and B form part of this Offer to Lease.

                        IN WITNESS WHEREOF, the parties have executed and sealed this Offer.

                        DATED at North York this 1st day of September, 1994

SIGNED, SEALED AND DELIVERED  ) CARETEL INC.
in the presence of:           ) per:
                              )
                              )
                              )
                              ) /s/ Leonard Wechsler
                                -----------------------------------------
                              )         AUTHORIZED SIGNING OFFICER

                              The Landlord accepts the above Offer to Lease
this 13th day of September, 1994, and agrees to pay J.J. BARNICKE LIMITED a fee of $6,700.00 plus G.S.T. upon the Tenant taking possession of the Premises.

                              ) GRADUATE HOLDINGS LIMITED
                              )
                              )
                              )                        (Landlord)
                              ) Per /s/ Sam Young
                                -----------------------------------------

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

                          AUTHORIZED SIGNING OFFICER

The Tenant acknowledges receipt of a fully executed Offer to Lease this ___ day of 1994.

                                  CARETEL INC
                                  per:



                                  ___________________________________
                                  AUTHORIZED SIGNING OFFICER

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                                 SCHEDULE "A"

This schedule contains a diagram which is the floor plan.

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                                 SCHEDULE "B"

Landlord shall at his own expense perform the following work prior to November 1, 1994:

1. Install 28-ounce commercial grade carpet rated for 10 year use by manufacturer on all floors except as described in paragraph 2 below.
2.   Install VCT tile in workshop, storage, washrooms and vestibule areas.
3.   Paint the premises throughout with Tenant's choice of colours.
4. Repair or replace all soiled and broken ceiling tiles and light fixtures and clean lenses as required.
5.   Install vertical blinds on all exterior windows.
6.   Install kitchen sink, counter and cupboards as per SCHEDULE "A."
7. Remove electrical distribution panel from present location in Suite 104 and install inside the Emergency Response Centre ("ERC") subject to review by our electrician.
8. Construct all walls and supply doors complete with hardware as per attached preliminary plan (SCHEDULE "A").
9. All walls and floor assemblies of the ERC to be constructed and/or upgraded to 2-hour fire-rated slab to slab, ceiling 2 1/2" concrete on metal pan, as is.
10.  Install acoustic insulation in workshop wall as noted on SCHEDULE "A.".
11.  Walls for the storage room to be constructed on top of the carpeting.
12. Washroom complete with fixtures (2 pc.) to be constructed within ERC and a six foot counter with cabinets below, next to the washroom.
13.  A door leading from expansion office into ERC at the Tenant's option.

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                                 SCHEDULE "C"

MISCELLANEOUS TERMS.

1.   See page 1 of offer.
2. The final space plan shall be a revised version of attached Schedule "D," such revision to incorporate reasonable changes as proposed by the Tenant's Architect and as approved by Landlord.
3. The Landlord will not unreasonably withhold its consent if the Tenant requires the installation of antennae, uninterrupted power supply/ generator, or other equipment and devices necessary to conform to ULC Standards, to Landlords installation specifications.
4. Landlord to provide 24-hour HVAC to the premises at no additional cost 7 days a week.
5.   Tenant to have free access to parking for ten (10) spots.

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